                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Form S-8 of our report dated August 15, 2001 included in Alliance Gaming Corporation's Annual Report on Form 10-K for the year ended June 30, 2001 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSON LLP

Las Vegas, Nevada
January 17, 2002